Exhibit 99.1

Contact:
Steven H. Benrubi
(949) 699-3947

THE WET SEAL, INC. APPOINTS EDMOND THOMAS AS CHIEF EXECUTIVE OFFICER AND
A MEMBER OF THE BOARD OF DIRECTORS

ADAM ROTHSTEIN TO BECOME CHAIRMAN OF THE BOARD; GREGORY P. TAXIN TO JOIN BOARD OF DIRECTORS

REPORTS PRELIMINARY SECOND QUARTER FINANCIAL RESULTS

FOOTHILL RANCH, CA, September 3, 2014 (BUSINESS WIRE) — The Wet Seal, Inc. (Nasdaq: WTSL), a leading specialty retailer to young women, today announced changes to its management team and Board of Directors, and reported preliminary second quarter financial results.

Edmond Thomas is rejoining the Company as Chief Executive Officer and a member of the Board of Directors, starting on September 8, 2014. Mr. Thomas previously served as Chief Executive Officer and a Director of the Company from 2007 to 2011 and President and Chief Operating Officer and a Director of the Company from 1992 to 2000. The Board of Directors has mutually agreed with John D. Goodman for him to step down as Chief Executive Officer and a member of the Board of Directors, effective immediately.

Adam Rothstein, incoming Chairman of the Wet Seal Board of Directors, stated, “Ed has served in various leadership roles at the Company over nearly two decades, as recently as 2011. In addition to his background at Wet Seal, Ed has extensive experience working with other retail and consumer brands, including their omni-channel initiatives, making him uniquely qualified to lead Wet Seal and generate value for shareholders. The Board is pleased that Ed will lead the Company once again and we look forward to his impact at Wet Seal.” Commenting on Mr. Thomas’ appointment, Bryant Riley, Chairman of full-service investment bank B. Riley & Co., LLC stated, “We have had a strong relationship with Ed Thomas for many years and are pleased to support his efforts at The Wet Seal by advising on and leading the execution of the Company’s newly announced financing plan.”

Mr. Thomas stated, “I am excited to return to Wet Seal, where I have a deep knowledge of the business and strong working relationships with many team members and associates. I also look forward to working with Christine Lee as she now joins the Company as our Chief Merchandising Officer. While I understand fully the complexities of navigating today’s dynamic retail landscape, I am convinced there is an opportunity to strengthen the Wet Seal brand and look forward to sharing my vision for an improved Wet Seal with our shareholders, team members and customers.”

Mr. Thomas most recently served as a partner of KarpReilly, LLC, a private investment firm focused on small to mid-size growth companies, and is currently a member of the Board of Directors of New York & Company, Inc. (NYSE:NWY). In addition to his prior roles at Wet Seal, Mr. Thomas served as President and Co-Chief Executive of Tilly’s, Inc. (NYSE:TLYS) from 2005 to 2007. He holds a B.S. from Villanova University and is a Certified Public Accountant.

Lynda Davey, current Chairperson of the Board of Directors, stated, “Our Board of Directors thanks John for his dedication and meaningful contributions to the Company in the midst of a particularly challenging retail environment. We wish him well in his future endeavors.”

Board of Directors Changes

The Company also announced that Adam Rothstein has been appointed Chairman of the Board of Directors, effective October 1, 2014. Mr. Rothstein has served as a member of the Wet Seal Board of Directors since March 2014 and will replace Ms. Davey, who has resigned from the Board, effective October 1, 2014. Additionally, Gregory P. Taxin, President of Clinton Group, Inc., will join the Board of Directors, effective October 1, 2014.
Commenting on her departure from the Board, Ms. Davey stated, “I am extremely proud of the accomplishments we made over the last two years. I look forward to working with Adam, Ed and the Board over the next few weeks to ensure a successful transition for our management team, associates and Board.”

Mr. Rothstein stated, “We are grateful to Lynda for her leadership over the past two years as the Company navigated both internal changes and external challenges. On behalf of the entire Board of Directors, we wish her all the best both personally and in her professional pursuits.”

Gregory P. Taxin is the President of Clinton Group, Inc., an investment advisor that is beneficial owner of approximately 5.9 million shares of Wet Seal stock. Mr. Taxin previously served as Managing Member of Spotlight Advisors, LLC, and of activist fund manager Spotlight Capital, LLC. Prior to that, he was co-founder and Chief Executive Officer of Glass Lewis & Co., a leading independent governance analysis and proxy voting firm dedicated to the creation and preservation of long-term shareholder value. He has also held investment banking positions with Banc of America Securities, Epoch Partners and Goldman Sachs where he focused on M&A and financing transactions. Mr. Taxin started his career as a lawyer associated with Wachtell, Lipton, Rosen & Katz. He currently serves on the Board of Directors of Ionetix Corporation, a privately held medical devices company and the ProCure Cancer Foundation. Mr. Taxin holds an AB from University of California, Berkeley and a JD from Harvard Law School.

Preliminary Second Quarter Financial Results

The Company updated its previously announced financial guidance for the second quarter of fiscal 2014 ended August 2, 2014 and has provided, as Exhibit A to this release, preliminary condensed consolidated balance sheets, statements of operations and cash flows, and reconciliation of non-GAAP financial measures to the most directly comparable financial measures. Actual results may differ from current expectations upon completion of the Company’s accounting close for the quarter, including final review of its non-cash asset impairment analysis and valuations of its warrants and embedded derivatives liabilities.

Net sales for the quarter ended August 2, 2014 were $121.2 million compared to net sales of $137.2 for the quarter ended August 3, 2013.

Consolidated comparable store sales declined 12.4%, including a decline of 11.1% at Wet Seal and a decline of 22.8% at Arden B during the wind down of that business. Comparable store sales results include e-commerce, which alone increased 11.4%, including a 25.1% increase at Wet Seal, offset by a 24.6% decrease at Arden B during its wind down.
Gross profit is expected to be $26.4 million compared to $40.7 million in the second quarter of last year, which would yield gross margin of 21.8% versus 29.6%.

Operating loss is expected to be $23.3 million compared to operating income of $1.0 million in the second quarter of fiscal 2013. The current year and prior year quarters include $12.7 million and $0.3 million, respectively, of non-cash asset impairment charges. Operating loss in the 2014 period also includes a charge of $0.2 million for Arden B exit costs and a $0.7 million benefit for the settlement of the Company’s Supplemental Employee Retirement Plan (“SERP”) liability. Non-GAAP adjusted operating loss, excluding the effect of these charges and benefits, is expected to be $11.1 million in the second quarter of fiscal 2014 compared to Non-GAAP adjusted operating income of $1.2 million in the prior year period.

Net loss is expected to be $22.0 million, or $0.26 per diluted share, compared to net income of $1.0 million, or $0.01 per diluted share, in the prior year quarter. Non-GAAP adjusted net loss in the second quarter of fiscal 2014, excluding the items noted above and a benefit of $2.5 million for gain on warrants and embedded derivatives liabilities, is expected to be $12.3 million, or $0.15 per diluted share. This compares to previous guidance for a non-GAAP adjusted net loss in the range of $0.09 to $0.12 per diluted share. Non-GAAP adjusted net income in the second quarter of fiscal 2013, excluding the effect of asset impairment charges, was $1.2 million, or $0.01 per diluted share.

The Company ended the second quarter with cash and cash equivalents of $40.3 million and no borrowings outstanding under its senior credit facility. Inventory levels were down approximately 6% versus a year ago as of the end of the period.

The Company will release full financial results and host a conference call on Wednesday, September 10, 2014 at 1:30 p.m. Pacific Time. To participate in the call, please dial (877) 407-3982 or (201) 493-6780. A broadcast of the call will also be available on the Company’s web site at www.wetsealinc.com. A replay of the call will be available through September 24, 2014. To access the replay, please dial (877) 870-5176 or (858) 384-5517 and provide pin number 13588922.

Inducement Grants Under NASDAQ Listing Rule 5635(c)(4)

In connection with Mr. Thomas’s appointment, the Company agreed to issue to Mr. Thomas 1,500,000 restricted stock units of the Company and 2,500,000 performance stock units of the Company. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the Mr. Thomas’s employment with the Company through the applicable vesting date. The performance stock units become eligible for vesting in three annual tranches starting on the first anniversary of the grant date subject to the satisfaction of target share price levels, with performance measured over the applicable time periods, subject to Mr. Thomas’s continuous employment through the applicable determination date. The target price level for each tranche is set at 125% of the target stock price in the prior period. These awards were made pursuant to the Wet Seal 2005 Stock Incentive Plan, which was recently amended to permit the grant of up to 4,000,000 shares as inducement grants. The awards were approved by the Company's independent directors as an inducement material to Mr. Thomas’s entering into employment with the Company in reliance on NASDAQ Listing Rule 5635(c)(4), which requires this public announcement.

About The Wet Seal, Inc.

The Wet Seal, Inc., a pioneer in fast fashion retailing, sells apparel, footwear and accessories designed for teen girls and young women through retail stores nationwide, as well as two e-commerce websites. The Company operates 531 stores in 47 states and Puerto Rico, www.wetseal.com and www.ardenb.com. For additional corporate information, please visit www.wetsealinc.com.

About B. Riley & Co., LLC

B. Riley & Co., LLC is a full-service investment bank that provides corporate finance, research and sales & trading to corporate, institutional and high net worth clients. B. Riley recently combined with Great American Group, Inc. (OTCBB:GAMR), a leading provider of advisory and valuation services, real estate and inventory disposition and auction solutions, capital investment and real estate advisory services. The Firm is headquartered in Los Angeles and maintains offices in New York, San Francisco and Newport Beach. It is a member of FINRA and SIPC. For additional information, please visit www.brileyco.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company's preliminary fiscal 2014 second quarter results, as well as the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.

Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Exhibit A

Note: Preliminary - Subject to Completion
The Wet Seal, Inc.
Condensed Consolidated Balance Sheets
(000’s Omitted)
(Unaudited)

	August 2, 2014	February 1, 2014	August 3, 2013
ASSETS
Cash and cash equivalents	$40,274	$38,772	$27,773
Short-term investments	—	7,386	51,948
Merchandise inventories	38,382	31,209	40,910
Other current assets	16,386	16,113	14,919
Total current assets	95,042	93,480	135,550
Net equipment and leasehold improvements	36,901	56,289	66,013
Other assets	1,520	1,970	3,016
Total assets	$133,463	$151,739	$204,579
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable - merchandise	$23,401	$18,530	$24,401
Accounts payable - other	7,780	8,814	10,410
Accrued liabilities	19,507	20,704	24,826
Current portion of convertible debt	6,450	—	—
Current portion of deferred rent	3,640	3,508	2,952
Total current liabilities	60,778	51,556	62,589
Warrants and embedded derivatives	2,757	—	—
Senior convertible debt, net of discount of $4,830, at August 2, 2014	15,720	—	—
Deferred rent	29,481	31,066	31,171
Other long-term liabilities	—	1,784	1,834
Total liabilities	108,736	84,406	95,594
Total stockholders’ equity	24,727	67,333	108,985
Total liabilities and stockholders’ equity	$133,463	$151,739	$204,579

Exhibit A (Continued)

Note: Preliminary - Subject to Completion

The Wet Seal, Inc.
Condensed Consolidated Statements of Operations
(Dollars in 000’s, Except Share Data)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net sales	$121,176	$137,249	$237,904	$277,694
Gross margin	26,364	40,652	49,495	82,883
Selling, general & administrative expenses	36,901	39,412	74,398	76,849
Asset impairment	12,740	262	20,058	1,858
Operating (loss) income	(23,277)	978	(44,961)	4,176
Gain on warrant and derivative liabilities	2,496	—	2,935	—
Interest expense, net	(1,199)	(1)	(1,621)	(7)
(Loss) income before provision for income taxes	(21,980)	977	(43,647)	4,169
Provision for income taxes	29	19	143	101
Net (loss) income	$(22,009)	$958	$(43,790)	$4,068

Weighted average shares, basic	84,189,702	85,800,626	84,144,741	87,178,655
Net (loss) income per share, basic (1)	$(0.26)	$0.01	$(0.52)	$0.05
Weighted average shares, diluted	84,189,702	85,975,029	84,144,741	87,243,412
Net (loss) income per share, diluted (1)	$(0.26)	$0.01	$(0.52)	$0.05

(1) Calculation of the Company’s earnings per share requires the allocation of net income among common shareholders and participating security holders. The net income available to common shareholders used to calculate basic and diluted earnings per share was $946 and $4,022 for the 13 and 26 weeks ended August 3, 2013, respectively.

Exhibit A (continued)

Note: Preliminary - Subject to Completion
The Wet Seal, Inc.
Condensed Consolidated Statements of Cash Flows
(000’s Omitted)
(Unaudited)

	26 Weeks Ended
	August 2, 2014	August 3, 2013
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income	$(43,790)	$4,068
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,499	6,775
Amortization of debt discount	861	—
Amortization of premium on investments	6	112
Amortization of deferred financing costs	263	54
Gain on warrants and derivatives liabilities	(2,935)	—
Gain on settlement of SERP liability	(696)	—
Gain on termination of Arden B loyalty program	(237)	—
Loss on disposal of equipment and leasehold improvements	36	47
Asset impairment	20,058	1,858
Stock-based compensation	1,105	845
Changes in operating assets and liabilities:
Income tax receivable	141	145
Other receivables	827	763
Merchandise inventories	(7,173)	(7,122)
Prepaid expenses and other assets	(721)	(414)
Other non-current assets	1,551	37
Accounts payable and accrued liabilities	3,878	(3,409)
Deferred rent	(1,453)	(302)
Other long-term liabilities	(1,156)	(74)
Net cash (used in) provided by operating activities	(23,936)	3,383
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and leasehold improvements	(7,026)	(8,863)
Proceeds from disposal of equipment and leasehold improvements	23	—
Investment in marketable securities	—	(9,500)
Proceeds from maturity of marketable securities	7,380	25,134
Net cash provided by investing activities	377	6,771
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	534
Payment of deferred financing costs	(1,866)	—
Proceeds from issuance of senior convertible notes	27,000	—
Repurchase of common stock	(73)	(25,194)
Net cash provided by (used in) financing activities	25,061	(24,660)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,502	(14,506)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	38,772	42,279
CASH AND CASH EQUIVALENTS, END OF PERIOD	$40,274	$27,773

Exhibit A (Continued)

Note: Preliminary - Subject to Completion

Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable Financial Measures (Unaudited)

Included within this press release are references to non-GAAP financial measures ("non-GAAP" or "adjusted"), including operating (loss) income, net (loss) income and net (loss) income per diluted share before certain benefits and charges. These financial measures are not in compliance with U.S. generally accepted accounting principles ("GAAP") and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company's operating performance when reviewed in conjunction with its GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations. For further information, see "Company Statement on Disclosure of Non-GAAP Financial Measures" within the Investor Relations section of the Company's corporate web site, www.wetsealinc.com.
The following is a reconciliation of the applicable GAAP financial measures to these non-GAAP financial measures (in millions, except for net (loss) income per diluted share):

	13 Weeks Ended August 2, 2014			13 Weeks Ended August 3, 2013

	Operating Loss	Net Loss	Net Loss Per Diluted Share	Operating Income	Net Income	Net Income Per Diluted Share
GAAP financial measure	$(23.3)	$(22.0)	$(0.26)	$1.0	$1.0	$0.01
Benefits:
Fair value adjustment for warrants and embedded derivatives	—	(2.5)	(0.03)	—	—	—
Gain on settlement of SERP liability	(0.7)	(0.7)	(0.01)	—	—	—
Charges:
Arden B exit costs	0.2	0.2	—	—	—	—
Non-cash asset impairment charges, net of income taxes	12.7	12.7	0.15	0.2	0.2	—
Non-GAAP financial measure	$(11.1)	$(12.3)	$(0.15)	$1.2	$1.2	$0.01